                                                                     Exhibit 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   UTG, INC.

     1. Name. The name of the corporation is UTG, Inc.  (hereinafter the or this
"Corporation").

     2.  Registered  Office;  Registered  Agent.  The  registered  office of the
Corporation in the State of Delaware is 2711  Centerville  Road,  Suite 400, New
Castle County,  Wilmington,  Delaware  19808.  The Registered  Agent at the same address is Corporation Service Company.

     3. Purpose.  The purpose of the  Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware  General
Corporation Law.

     4. Capital Stock.

          A. Classes of Stock.  The  Corporation  is authorized to issue two (2)
     classes of stock  designated,  respectively,  "Common  Stock" (the  "Common
     Stock") and "Preferred Stock" (the "Preferred Stock").  The total number of shares which the  Corporation  is  authorized to issue is Seven Million One
     Hundred  Fifty  Thousand  (7,150,000),  each with a par value of $0.001 per share, of which Seven Million  (7,000,000) shares shall be Common Stock and
     One Hundred Fifty Thousand (150,000) shares shall be Preferred Stock.

          The  following  is a  statement  of the  designations  and the powers, privileges and rights, and the qualifications,  limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

          B. Common Stock.  The holders of the Common Stock shall be entitled to receive such  dividends as the Board of Directors  may declare from time to time,  provided that any and all preferred dividends on the Preferred Stock for the then current  quarter have been  theretofore set aside or paid, and all prior  quarterly  dividends  on the  Preferred  Stock have been paid in full.  Upon the liquidation of the  Corporation,  the holders of the Common
     Stock shall  receive,  share and share alike,  all of the net assets of the
     Corporation  remaining  after the  payment  of the  liquidation  preference payable with respect to the Preferred  Stock. The Common Stock shall not be subject to redemption or retirement.  Each holder of the Common Stock shall be entitled  to one vote for each share of such stock  standing in his name on the books of the Corporation.  The holders of the Common Stock shall not have cumulative voting rights in the election of directors.

          C. Preferred Stock.

               [1] Rank. The Preferred Stock is senior to the Common Stock,  and the Common  Stock is subject  to the  rights  and  preferences  of the
          Preferred Stock as hereinafter set forth.

               [2] Series.  The Preferred  Stock may be issued from time to time in one or more series in any manner  permitted  by law, as  determined from  time  to  time by the  Board  of  Directors  and  stated  in the resolution  or  resolutions  providing  for the issuance of such stock adopted by the Board of Directors  pursuant to authority hereby vested in it,  each  series  to be  appropriately  designated,  prior  to the issuance  of any  shares  thereof,  by some  distinguishing  letter or number. All shares of each series of Preferred Stock shall be alike in every  particular  (except as to the dates from which  dividends shall commence to accrue).  All shares of Preferred  Stock shall be of equal rank and have the same powers,  preferences  and rights,  and shall be subject to the same  qualifications,  limitations,  and  restrictions, without  distinction  between the shares of different  series thereof, except  only in  regard  to the  following  particulars,  which may be different in different series:

                    [a] dates  from  which  such  dividends  shall  commence  to accrue;

                    [b] the amount or amounts  payable upon  redemption  thereof and the manner in which the same may be redeemed;

                    [c] the amount or amounts  payable to holders  thereof  upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

                    [d] the provisions  relative to a sinking fund, if any, with respect thereto;

                    [e] terms and rates of  conversion or exchange  thereof,  if convertible or exchangeable; and

                    [f] the provisions as to voting rights, if any;

               provided  that if the stated  dividends  and  amounts  payable on liquidation are not paid in full, the shares of all series of the
               Preferred  Stock shall share  ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all  dividends  were  declared and paid in full, and in any distribution of assets other than by way of  dividends  in  accordance  with the sums  which  would be payable on such  distribution if all sums payable were discharged in full.

                    The designation of each particular series of Preferred Stock and its terms in respect of the  foregoing  particulars  shall be fixed and  determined  by the Board of  Directors  in any  manner permitted  by law and  stated in the  resolution  or  resolutions providing  for the issuance of such stock adopted by the Board of
               Directors  pursuant to authority  hereby vested in it, before any shares of such series are issued,  and shall be set forth in full or  summarized  on the stock  certificates  for such series.  The
               Board of Directors  may from time to time  increase the number of shares of any  series  of  Preferred  Stock  already  created  by providing  that any  unissued  shares of  Preferred  Stock  shall constitute  part of such series,  or may decrease  (but not below the  number of shares  thereof  then  outstanding)  the number of shares of any  series  of  Preferred  Stock  already  created  by providing that any unissued  shares  previously  assigned to such series  shall no longer  constitute  part  thereof.  The Board of
               Directors  is hereby  empowered  to  classify or  reclassify  any unissued  Preferred Stock by fixing or altering the terms thereof in respect of the  above-mentioned  particulars  and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

               [3]  Dividends.  The  holders of  Preferred  Stock of each series shall be entitled to receive,  out of any funds legally  available for the  purpose,  when and as  declared by the Board of  Directors,  cash dividends  thereon  at such  rate  per  annum  as  shall  be  fixed by resolution  of the Board of Directors  for such  series,  and no more, payable as  determined  by the Board of  Directors  in the  resolution
          creating  such  series.   Such   dividends   shall  be  cumulative  or
          non-cumulative,  as determined by the Board of Directors in fixing the rights and  preferences  of such series,  and if  cumulative  shall be deemed to accrue from day to day  regardless  of whether or not earned or declared,  and shall  commence to accrue with respect to each share of  Preferred  Stock  from  such  date or dates as may be fixed by the
          Board of Directors prior to the issue thereof.

               In no  event,  so  long  as  any  Preferred  Stock  shall  remain outstanding,  shall any  dividend  whatsoever  (other  than a dividend payable in shares of stock ranking junior to the Preferred Stock as to the  dividends  and assets) be  declared  or paid upon,  nor shall any distribution be made or ordered in respect of, the Common Stock or any class of stock ranking  junior to the Preferred  Stock as to dividends or assets,  nor shall any moneys (other than the net proceeds received from the sale of stock  ranking  junior to the  Preferred  Stock as to dividends  and assets) be set aside for or applied to the  purchase or redemption  (through a sinking fund or  otherwise) of shares of Common
          Stock or of any other class of stock  ranking  junior to the Preferred
          Stock as to dividends or assets, unless

                    [a] all dividends on the  Preferred  Stock of all series for past dividend  periods shall have been paid and the full dividend on all  outstanding  shares of Preferred  Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

                    [b] the  Corporation  shall have set aside all  amounts,  if any,  theretofore  required  to be set  aside as and for  sinking funds, if any, for the Preferred Stock of all series for the then current  year,  and all defaults,  if any, in complying  with any such sinking fund requirements in respect of previous years shall have been made good.

               [4] Redemption.  The  Corporation,  at the option of the Board of
          Directors,  may at any time redeem the whole, or from time to time may redeem any part of any series of Preferred Stock by paying therefor in cash the  amount  which  shall  have been  determined  by the Board of
          Directors,  in the resolution or resolutions  authorizing such series, to be  payable  upon  the  redemption  of such  shares  at such  time.
          Redemption  may be made of the  whole or any  part of the  outstanding shares of any one or more series,  in the  discretion  of the Board of
          Directors;  if the redemption be a part of a series,  the shares to be redeemed  may be  selected by lot, or all of the shares of such series may be  redeemed  pro rate,  in such  manner as may be  prescribed  by resolutions of the Board of Directors.

               Subject to the foregoing  provisions  and to any  qualifications, limitations,  or restrictions  applicable to any particular  series of
          Preferred  Stock which may be stated in the  resolution or resolutions providing  for the  issuance of such  series,  the Board of  Directors shall  have  authority  to  prescribe  from time to time the manner in which any series of Preferred Stock shall be redeemed.

               [5] Liquidation. Upon any liquidation,  dissolution or winding up of the Corporation,  whether  voluntary or involuntary,  the Preferred
          Stock of each series shall be entitled,  before any distribution shall be made to the Common  Stock or to any other class of stock  junior to the  Preferred  Stock as to  dividends  or  assets to be paid the full preferential  amount or amounts  fixed the Board of Directors for such series as herein  authorized,  but the  Preferred  Stock  shall not be entitled to any further  payment and any remaining net assets shall be distributed ratably to the holders of the outstanding Common Stock. If upon such  liquidation,  dissolution or winding up of the Corporation, whether  voluntary or  involuntary,  the net assets of the Corporation shall be  insufficient  to permit the  payment  to the  holders of all outstanding  shares  of  Preferred  Stock  of all  series  of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation  shall be distributed  ratably to the holders of all outstanding shares of Preferred Stock in proportion to the full preferential  amount to which each such share is entitled.
          Neither a consolidation  nor a merger of the Corporation  with or into any corporation or corporations  nor the sale of all or  substantially all  of  the  assets  of  the  Corporation  shall  be  deemed  to be a liquidation,  dissolution  or winding  up within  the  meaning of this clause.

               [6]  Voting.  The holders of the  Preferred  Stock of each series shall be entitled to such voting rights,  if any, as shall be fixed by resolution  of the Board of Directors in creating  such series.  If so provided in the resolution creating any series of Preferred Stock, the shares of such series may be nonvoting.

               [7] Conversion or Exchange.  Any series of Preferred Stock may be made  convertible  into, or exchangeable  for, at the option of either the holder or the  Corporation  or upon the  happening  of a specified event, shares of any other class or classes or any other series of the same or any other  class or  classes of stock of the  Corporation,  at such  price or prices or at such  rate or rates of  exchange  and with such  adjustments  as shall be stated in the resolution or resolutions providing  for the  issuance  of such  stock  adopted  by the Board of
          Directors.

          D. No Preemptive  Rights.  No  stockholder of the  Corporation  shall, because of his  ownership  of stock,  have a  preemptive  or other right to purchase,  subscribe  for or take any part of any  stock or any part of the notes, debentures,  bonds, or other securities convertible into or carrying options or warrants to purchase stock of the  Corporation.  Any part of the capital  stock  and any  part of the  notes,  debentures,  bonds  or  other securities  convertible  into or  carrying  options or warrants to purchase stock of the Corporation authorized by the Articles of Incorporation or any amendment thereto,  may at any time be issued,  optioned for sale, and sold or disposed of by the  Corporation  pursuant to resolutions of its Board of
     Directors  to such  persons  and upon such  terms as may to such Board seem proper  without first offering such stock or securities or any part thereof to existing stockholders.

     5.  Incorporator.  The  name  and  original  mailing  address  of the  sole incorporator is as follows:  WT&C Corporate  Services,  Inc., 500 West Jefferson
Street, Suite 2800, Louisville, Kentucky 40202.

     6. Elimination of Director  Liability.  A director of the Corporation shall not be personally  liable to the  Corporation or its  stockholders  for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any  breach  of  the  director's  duty  of  loyalty  to the  Corporation  or its stockholders,  (ii) for acts or  omissions  not in good  faith or which  involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the
director  derived  an  improper  personal  benefit.   If  the  Delaware  General
Corporation Law is amended after the filing of the Certificate of  Incorporation of  which  this  Article  6 is a part  to  authorize  corporate  action  further eliminating or limiting the personal liability of directors,  then the liability of a director of the  Corporation  shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing  paragraph by the  stockholders of the  Corporation  shall not  adversely  affect any right or  protection  of a director of the Corporation existing at the time of such repeal or modification.

     7. Bylaws.  The Board of Directors of the  Corporation  is  authorized  and empowered  from time to time in its discretion to make,  alter,  amend or repeal the Bylaws of the Corporation, except as such power may be restricted or limited by Delaware General Corporation Law.

     8. Election of Directors.  Directors of the Corporation need not be elected by written ballot unless otherwise required in the Corporation's Bylaws.

     IN WITNESS WHEREOF,  this Certificate of Incorporation has been executed by the Incorporator of UTG, Inc. as of the 1st day of April, 2005.

                                            WT&C CORPORATE SERVICES, INC.

                                            By:____/s/ Barbara G. Mangus ______

                                               Barbara G. Mangus, Vice President